SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 22, 2011

Date of Report (Date of earliest event reported)

COLLECTIVE BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-14770	43-1813160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue

Topeka, Kansas 66607-2207

(Address of Principal Executive Office) (Zip Code)

(785) 233-5171

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2011, the Company entered into an amendment of LuAnn Via’s employment agreement to waive the two-year noncompetition provision in the event of an involuntary termination without cause following a change of control. This summary is qualified by reference to the full copy of the amendment filed as exhibit 10.1 hereto.

In addition, the Compensation, Nominating & Governance Committee of the Board approved the grant of $400,000 of stock settled stock appreciation rights (“SARs,” based upon the binomial valuation, not to exceed 90,000 SARs). The grant will occur on November 23, 2011, the next approved quarterly grant date. Ms. Via’s SAR grant will be performance based and if and to the extent the vesting criteria is satisfied, will vest ratably in 1/3 increments beginning April 1, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibits.

EXHIBIT #	DESCRIPTION

10.1	Amendment No. 2 to Employment Agreement of LuAnn Via

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: November 22, 2011	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President Chief Financial Officer and Treasurer